UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

Osmotica Pharmaceuticals plc

Commission File Number: 001-38709

Ireland (State or other jurisdiction of incorporation)	Not Applicable (IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

(908) 809-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2021, Osmotica Pharmaceuticals plc (the “Company”), and certain of its wholly-owned subsidiaries, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Acella Holdings, LLC (the “Purchaser”) and Alora Pharmaceuticals, LLC, an affiliate of the Purchaser, pursuant to which the Company and such subsidiaries will divest the Company’s legacy products business (the “Legacy Business”) to the Purchaser through the sale of the equity interests of certain of the Company’s indirect subsidiaries and other assets comprising the Legacy Business (the “Transaction”). The Company and the Purchaser will each provide the other with certain transition services related to the Legacy Business for a period of up to twelve months from the date of the closing of the Transaction.

Pursuant to the Purchase Agreement, the Purchaser is required to pay the Company a closing purchase price of $110 million in cash, subject to certain adjustments specified therein, including for indebtedness, cash, working capital and transaction expenses of the Target Entities at the closing of the Transaction, and contingent post-closing payments of up to an additional $60 million upon the achievement of certain milestones related to continued market exclusivity for a specified period of time or net sales volume of certain products of the Legacy Business following the closing of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

Each party’s obligation to consummate the Transaction is subject to customary closing conditions as set out in the Purchase Agreement, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ii) performance in all material respects by each of the parties of its covenants and agreements; and (iii) the absence of any law or order from any governmental entity prohibiting consummation of the Transaction.

The Purchase Agreement includes certain termination rights for each of the Company and the Purchaser.

In connection with the Purchase Agreement, Osmotica Pharmaceutical Corp. and Valkyrie Group Holdings, Inc., each a subsidiary of the Company (collectively, the “Borrowers”), along with certain other subsidiaries of the Company, entered into a Contingent Amendment Agreement, dated as of June 24, 2021 (the “Credit Agreement Amendment”), with all of the lenders party to the Borrowers’ existing credit agreement which amends the Borrowers’ existing credit agreement to permit the transactions contemplated by the Purchase Agreement. The Credit Agreement Amendment further provides that (i) the Borrowers will make payments to reduce the outstanding term loan balance to $30 million upon closing of the Transaction, (ii) the Borrowers’ revolving credit facilities will be terminated (50% upon signing of the Credit Agreement Amendment and the remaining 50% upon closing of the Transaction), (iii) the maturity of the term loans will be shortened to the earlier of (x) 120 days after the closing of the Transaction and (y) 150 days after signing of the Credit Agreement Amendment, (iv)  Osmotica Pharmaceuticals plc will contribute substantially all of its cash on hand to the Borrowers upon closing of the Transaction and (v) the Borrowers will pay fees to the lenders based upon the outstanding principal balance of the term loans at certain times after closing of the Transactions.

The foregoing descriptions of the Purchase Agreement and the Credit Agreement Amendment do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Purchase Agreement and the Credit Agreement Amendment, which are attached hereto as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference. The Purchase Agreement and the Credit Agreement Amendment contain representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, the parties thereto as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and the representations and warranties in the Purchase Agreement are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01	Regulation FD.

On June 25, 2021, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of June 24, 2021, by and among Osmotica Pharmaceuticals plc, Acella Holdings, LLC, Alora Pharmaceuticals, LLC and the Sellers listed therein*

10.1	Contingent Amendment Agreement, dated as of June 24, 2021, by and among Osmotica Pharmaceutical Corp., Valkyrie Group Holdings, Inc., certain other subsidiaries of Osmotica Pharmaceuticals plc and the lenders party thereto.

99.1	Press release dated June 25, 2021

104	The cover page from this Current Report on Form 8-K of Osmotica Pharmaceuticals plc, formatted in Inline XBRL and included as Exhibit 101

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	Osmotica Pharmaceuticals plc

	By:	/s/ Brian Markison
Chief Executive Officer